Exhibit 10.1

Confidential	Third Amendment to SK2014-1899

Third AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

This Third Amendment to the Exclusive License Agreement (this “Third Amendment”) to that certain Exclusive License Agreement for Institutions’ Technology “Compositions & Methods for Altering Second Messenger Signaling,” effective as of December 18, 2014 (together with all amendments prior the date hereof, the “License Agreement”), by and between Memorial Sloan Kettering Cancer Center, a New York not-for-profit corporation with principal offices at 1275 York Avenue, New York, NY 10065, The Rockefeller University, a New York not-for-profit corporation with principal offices at 1230 York Avenue, New York, NY 10065, Rutgers, The State University of New Jersey, having its statewide Office of Technology Commercialization at 3 Rutgers Plaza, New Brunswick, New Jersey 08901, and University of Bonn, all of which will be collectively referred to as “Institutions” and Aduro Biotech, Inc., a corporation with principal offices located at 740 Heinz Avenue, Berkeley, CA 94710 (“Licensee”), is entered into and made effective as of December 17, 2019 (the “Amendment Effective Date”). Capitalized terms undefined herein shall have the meaning ascribed to them in the License Agreement, as amended.

WHEREAS, the Institutions and Licensee desire to amend the License Agreement to [*] the diligence milestones in Section 4.1(a) of the Agreement.

NOW THEREFORE, in consideration of the rights, promises and obligations herein, the Parties agree as follows:

1.	Section 4.1(a)(iii) shall be deleted in its entirety and replaced with the following text:

(iii) [*] within [*] the Effective Date or pay [*] to postpone this diligence milestone and remaining diligence milestones by [*] at a time, but no more than [*] in total;

2.	Governing Law; Disputes. Sections 16.7 and 18.1 of the License Agreement shall apply to any disputes arising from this Amendment.
3.	Entire Agreement. This Amendment and the License Agreement shall constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and thereof.
4.	Severability. If any provision of this Amendment is found to be illegal or unenforceable, the other provisions shall remain effective and enforceable to the greatest extent permitted by law.
5.

No Waiver.  Other than as expressly set forth herein, the Amendment does not waive or modify any portion of the License Agreement, which otherwise remain in full force and effect. No waiver of any provision of the License Agreement or this Amendment may be made except in a writing signed by the Institutions and Licensee.

Signature page follows.

Exhibit 10.1

Confidential	Third Amendment to SK2014-1899

IN WITNESS THEREOF, this Third Amendment has been executed by the arties hereto through their duly authorized officers, to be effective as of the Third Amendment Date.

Aduro Biotech, Inc.		Memorial Sloan Kettering Cancer Center

By:	/s/ Celeste Ferber	By:	/s/ Gregory Raskin
Name:		Name:	Gregory Raskin, M.D.
Title:		Title:	Vice President, Technology Development
Date:		Date:

The Rockefeller University

By:	/s/ Jeanne Farrell
Name:
Title:
Date:

Rutgers University

By:	/s/ Tatiana Litvin-Vechnyak
Name:
Title:
Date:

The University of Bonn

By:	/s/ Holger Gottschalk
Name:
Title:
Date: